Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 of our report dated April 13, 2007, relating to the financial statements of Eternal Energy Corp. and to the reference to our Firm under the caption “Experts” in the prospectus.

/s/ KELLY & COMPANY

Kelly & Company
Costa Mesa, California
April 26, 2007